UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2013, Dialogic Inc. (the “Company”) and Dialogic Corporation, a wholly owned subsidiary of the Company, entered into a Consent to Credit Agreement (“TCP Consent”) with Obsidian, LLC, as agent and collateral agent, and Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP, as lenders (collectively, the “Term Lenders”) in connection with that certain Third Amended and Restated Credit Agreement, as amended, by and among the Company, the Term Lenders and the other parties thereto (the “Term Loan Agreement”). On June 26, 2013, Dialogic Corporation also entered into a Consent and Twenty-First Amendment ( the “Twenty-First Amendment”) to the Credit Agreement dated as of March 5, 2008, as amended (the “Revolving Credit Agreement”), with Wells Fargo Foothill Canada ULC, as administrative agent, and certain lenders (the “Revolving Credit Lenders”).

Pursuant to the TCP Consent, the Term Lenders agreed to consent to the consummation of potential transactions to sell clusters of patents and patent applications owned or controlled by the Company (“Patent Offerings”) and to waive the requirement of the Term Loan Agreement that the Company offer to repay the term loan with the proceeds from the Patent Offerings. Additionally, Obsidian, LLC, as Collateral Agent under the Term Loan Agreement, has agreed to release and reassign its security interest in the Offered Patents (as defined in the TCP Consent) under the terms of a Partial Release of Intellectual Property Security Agreement dated June 26 2013 (“Release”).

Lastly, pursuant to the TCP Consent, the Term Lenders agreed to further extend the period for the Company to timely file its Form10-Q for the fiscal quarter ended March 31, 2013 and to deliver its financial statements for the quarter ended March 31, 2013 until July 31, 2013, and the Term Lenders waived certain events of default that might otherwise result in the absence of this extension.

Pursuant to the Twenty-First Amendment, the Revolving Credit Lenders agreed to the consummation of the Patent Offerings by amending the definition of “Permitted Disposition” thereunder to include the Patent Offerings. The definition of “Availability Block” under the Revolving Credit Agreement was also amended and restated to increase the base amount of $500,000 to $600,000, which amount shall increase by an additional $100,000 on July 1, 2013 and on the first day of each fiscal quarter thereafter.

Lastly, pursuant to the Twenty-First Amendment, the Revolving Credit Lenders agreed to further extend the period for the Company to timely file its Form10-Q for the fiscal quarter ended March 31, 2013 and to extend the time for the Company to deliver its financial statements for the quarter ended March 31, 2013 until July 31, 2013.

The foregoing is a summary of the material terms of the TCP Consent, the Release and the Twenty-First Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the TCP Consent, the Release and the Twenty-First Amendment, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 26, 2013, Michael Schmitt was appointed by the board of directors of the Company to serve as Principal Accounting Officer of the Company. Mr. Schmitt, age 35, has served as the Company’s Director, Financial Reporting since July 2012. From June 2011 to July 2012, he was Director, Financial Reporting of PharmaNet Development Group, Inc., formerly SFBC International, Inc., a global drug development services company, where he previously served as Associate Director, Financial Reporting from August 2008 to June 2011 and Manager, Financial Reporting from June 2007 to August 2008. Mr. Schmitt previously was a senior associate at KPMG LLP, an accounting firm, from June 2002 to June 2007. Mr. Schmitt holds a Bachelor of Science degree in Business Administration from Monmouth University. Mr. Schmitt’s compensation was not changed in connection with the appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: June 28, 2013
	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel